As filed with the Securities and Exchange Commission on March 12, 2008
Registration No. 333-148647

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_________________

ISORAY, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	41-1458152
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

350 Hills Street, Suite 106
Richland, Washington 99354
(Address of principal executive offices)
_________________

2008 Employee Stock Option Plan
(Full title of the Plan)
_________________

Dwight Babcock
Interim Chief Executive Officer
IsoRay, Inc.
350 Hills Street, Suite 106
Richland, Washington 99354
(509) 375-1202
(Name, address and telephone number, including area code, of agent for service)
_________________

Copy to:

Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, P.L.C.
3101 North Central Avenue, Suite 1400
Phoenix, Arizona 85012-2600
(602) 248-0088

EXPLANATORY NOTE

IsoRay Inc., a Minnesota corporation (the "Company"), is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 14, 2008 (Registration No. 333-148647) (the “Registration Statement"). The Registration Statement registered 2,000,000 shares of the Company's common stock (the "Common Stock") for issuance, offer or sale pursuant to the Company's 2008 Employee Stock Option Plan (the "2008 Plan").

Shareholder approval was not obtained for the 2008 Plan and thus no grants have been or may be made under the 2008 Plan. Therefore, all shares registered under the 2008 Plan are hereby deregistered, and the Company hereby terminates the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, IsoRay, Inc., a corporation organized and existing under the laws of the State of Minnesota, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richland, State of Washington, on this 11th day of March, 2008.

ISORAY, INC.

By:	/s/ Dwight Babcock
Dwight Babcock, Chairman and
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dwight Babcock	Interim Chief Executive Officer and Chairman	March 11, 2008
Dwight Babcock

/s/ Jonathan Hunt	Chief Financial Officer and Principal Accounting Officer	March 11, 2008
Jonathan Hunt

/s/ Robert R. Kauffman	Director	March 11, 2008
Robert R. Kauffman

/s/ Thomas C. LaVoy	Director	March 11, 2008
Thomas C. LaVoy

/s/ David J. Swanberg	Director	March 11, 2008
David J. Swanberg

/s/ Albert Smith	Director	March 11, 2008
Albert Smith